                                                                   EXHIBIT 3.107

                        OFFICE OF THE SECRETARY OF STATE

                                   [GRAPHICS]

                                     OF THE
                                STATE OF MONTANA

                          CERTIFICATE OF INCORPORATION

I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that duplicate originals of Articles of Incorporation for the incorporation of

                           U-HAUL CO. OF MONTANA. INC.

duly executed pursuant to the provisions of Section 15-2247 of the Revised Codes of Montana, 1947, have been received in my office and are found to conform to law.

NOW, THEREFORE, I, FRANK MURRAY, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Incorporation to

                           U-HAUL CO. OF MONTANA, INC.

and attach hereto a duplicate original of the Articles of Incorporation.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this fourth

            (GREAT SEAL)            day of FEBRUARY A.D. 1974.

                                    /s/ Frank Murray
                                        FRANK MURRAY
                                        Secretary of State

                                        /s/ Gail M. Dewalt
                                    By: GAIL M. DeWALT
                                        Chief Deputy

                            ARTICLES OF INCORPORATION

                                       of

                           U-HAHL CO. OF MONTANA, INC.

         We, the undersigned, all being of legal age, for the purpose of forming a corporation under and by virtue of the laws of the State of Montana, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         The name of the proposed corporation is U-HAUL CO. OF MONTANA, INC.

                                   ARTICLE II

         The principal purpose of this corporation shall be

                  To rent and lease to the general public of trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate any facilities useful for the conduct of the business enterprises of this corporation.

                  To purchase or otherwise acquire, contract, equip, make, improve and operate or aid, subscribe toward the acquisition, construction, equipping, making, improving and operating of plants, mills, factories, storehouses, garages, buildings and works of all kinds, insofar as the same may pertain to, or be useful for, or in connection with the conduct of the business enterprises of this corporation.

                  To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and with goods, wares and merchandise and real and personal property of every class and description.

                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, purchase, guarantee, hold, mortgage, own, vote, sell, pledge and/or otherwise dispose of and deal in shares, bonds, securities and debentures and other evidences of indebtedness of other corporations, domestic or foreign.

Page One of Three Pages

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                                   ARTICLE III

         The street and post office address of the corporation's initial registered office and the name of its initial registered agent at such address is C T CORPORATION SYSTEM, 406 Fuller Avenue, City of Helena, County of Lewis & Clark, Montana.

                                   ARTICLE IV

         The term for which the corporation is to exist is perpetual.

                                    ARTICLE V

         The number of directors of the corporation is three (3), and the names and addresses of the directors to serve initially until the first annual meeting of the stockholders or until their successors have been elected and qualified are as follows:

           John A. Lorentz               2727 North Central Avenue
                                         Phoenix, Arizona 85004

           David L. Helsten              2727 North Central Avenue
                                         Phoenix, Arizona 85004

           Arthur G. Seifert             2727 North Central Avenue
                                         Phoenix, Arizona 85004

                                   ARTICLE VI

         The amount of the capital stock of the corporation is two thousand five hundred (2500) shares of common stock, with a par value of Ten ($10.00) Dollars per share.

                                   ARTICLE VII

         The names and addresses of the incorporators are as follows:

           John A. Lorentz               2727 North Central Avenue
                                         Phoenix, Arizona 85004

           David L. Helsten              2727 North Central Avenue
                                         Phoenix, Arizona 85004

           Arthur G. Seifert             2727 North Central Avenue
                                         Phoenix, Arizona 85004

Page Two of Three Pages

                  IN WITNESS WHEREOF, we have hereunto set our hands and seals this 11 day of January, 1974.

                                     /s/ John A. Lorentz
                                     -------------------------------------------
                                     John A. Lorentz

                                     /s/ David L. Helsten
                                     -------------------------------------------
                                     David L. Helsten

                                     /s/ Arthur G. Seifert
                                     -------------------------------------------
                                     Arthur G. Seifert

STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

         THIS IS TO CERTIFY that on the 11th day of January, 1974, before me, a Notary Public, personally appeared John A. Lorentz, David L. Helsten and Arthur
G. Seifert who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I first having made known to them the contents thereof, they did acknowledge that they had signed the same as their voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal of this 11th day of January, 1974.

                                     /s/ Helen H. Delamater
                                     -------------------------------------------
                                     Helen H. Delamater
                                     Notary Public for the State of Arizona
                                     Residing at Mesa, Arizona
                                     My Commission expires August 13, 1976

(NOTARIAL SEAL)

Page Three of Three Pages
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                         CONSENT TO USE OF SIMILAR NAME

TO THE SECRETARY OF STATE

STATE OF MONTANA

         The undersigned corporation hereby consents to the use of a similar name:

         1. The name of the consenting corporation is U-HAUL CO., a corporation organized and existing under the laws of the State of Idaho.

         2. The name of the corporation to which this consent is given and which is about to be incorporated in this State:

                           U-HAUL CO. OF MONTANA, INC.

         In Witness Whereof, this corporation has caused this consent to be executed this 10 day of January, 1974.

                                      U-HAUL CO., an Idaho corporation

                                      By: /s/ Arthur G.  Seifert
                                          --------------------------------------
                                          Arthur G. Seifert, Assistant Secretary

STATE OF ARIZONA        )
                        ) ss
COUNTY OF MARICOPA      )

         Before me, a Notary Public, personally appeared Arthur G. Seifert, known to me to be the person who executed the foregoing instrument, and acknowledged that he executed the same for the purpose therein contained and that the statements therein contained are truly set forth.

         In Witness Whereof, I have hereunto set my hand and official seal this 10th day of January, 1974.

                                     /s/ Helen H. Delamater
                                     -------------------------------------------
         (Seal)                      Notary Public- State of Arizona
                                     My Commission Expires 8/13/76

                               SECRETARY OF STATE
                                STATE OF MONTANA

                              CERTIFICATE OF MERGER

I, MIKE COONEY, Secretary of State of the State of Montana, do hereby certify that the Articles of Merger of MOVERS WORLD OF MONTANA, INC., a Montana profit corporation, into U-HAUL CO. OF MONTANA, INC., a Montana profit corporation, the surviving corporation, duly executed pursuant to the provisions of Section 35-1-805, Montana Code Annotated, have been received in my office and conform to law.

NOW, THEREFORE, I, MIKE COONEY, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Merger to U-HAUL CO. OF MONTANA, INC., the surviving Montana profit corporation, and attach hereto a copy of the Articles of Merger.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this January 27, A.D. 1989.

                                    /s/ Mike Cooney
                                    MIKE COONEY
         (GREAT SEAL)               Secretary of State

                        PLAN/AGREEMENT/ARTICLES OF MERGER

         This PLAN/AGREEMENT/ARTICLES OF MERGER dated this 10th day of January, 1989, entered into by U-Haul Co. Montana, Inc. the Surviving Corporation, and Movers World of Montana, Inc., the Absorbed Corporation, both corporations of the State of Montna, and together referred to as the Constituent Corporations hereby witnesseth that:

         The respective Boards of Directors and the Sole Shareholder by resolution have determined it to be advisable that the Absorbed Corporation be merged into the Surviving Corporation under the terms and conditions hereinafter set forth in accordance with the applicable provisions of the General Corporation Law of the State of Montana, which laws permit such merger.

         NOW THEREFORE, the parties hereto do agree as follows:

                                        I

         The Articles of Incorporation of the Surviving Corporation shall continue to be its Articles of Incorporation, unless altered or amended below, following the effective date of the merger.

                                       II

         The executed PLAN/AGREEMENT/ARTICLES OF MERGER is on file at the Surviving Corporation's principal office. The location of that office is C. T. Corporation System, 406 Fuller Avenue, Helena Montana, 59601.


                                       III

         The provisions for handling the shares of stock of the Constituent Corporations are as follows:

                  (1) All issued and outstanding shares of stock of the Constituent Corporation shall be absorbed.

                  (2) On the effective date of the merger and when the aforementioned cancellation has been effected, the outstanding shares of stock of the Surviving Corporation shall be deemed for all corporate purposes to evidence the ownership of the Constituent Corporations.

                                       IV

         The number of shares outstanding and the number os shares entitled to vote upon such PLAN/AGREEMENT/ARTICLES OF MERGER, and the number of shares voted for and against such PLAN/AGREEMENT/ ARTICLES OF MERGER as to each corporation was as follows:

                                NUMBER OF
                   NUMBER OF     SHARES      NUMBER    NUMBER
     COMPANY         SHARES     ENTITLED     VOTED     VOTED
      NAME        OUTSTANDING   TO VOTE       FOR     AGAINST
-------------------------------------------------------------
U-Haul Co. of
Montana, Inc.          50           50         50       -0-

Movers World of
Montana, Inc.         100          100        100       -0-

                                        V

         The Constituent Corporations shall take or cause to be taken all action or do or cause to be done, all things necessary, proper or advisable under the laws of the State of Montana, to consummate and make effective this merger, subject, however to the appropriate vote or consent to the stockholders of the Constituent Corporation in accordance with the requirements of the State of Montana.

                                       VI

         The Surviving Corporation hereby irrevocable appoints C T Corporation System, as its agent to accept service of process in any suit or other proceeding and to enforce against the surviving Corporation any obligation of any Constituent Domestic Corporation or enforce the rights of a dissenting shareholder of any Constituent Domestic Corporation. A copy of any such process may be mailed to John A. Lorentz, P.O. Box 21502, Phoenix, Arizona, 5036.

                                       VII

         The Surviving Corporation shall pay all expenses of accomplishing the merger, and assumes the responsibility for all tax liabilities of the Absorbed Corporation.

                        Surviving Corporation:  U-HAUL CO. MONTANA, INC. a
                                                Montana Corporation

                                By: /s/ John M. Dodds
                                    --------------------------------------------
                                    John M. Dodds, President

Verified

By: /s/ John A. Lorentz
    --------------------------------------------
    John A. Lorentz, Secretary

                        Absorbed Corporation:   MOVERS WORLD OF MONTANA,
                                              INC., a Montana corporation

                                By: /s/ John M. Dodds
                                    --------------------------------------------
                                    John M. Dodds, President

Verified

By: /s/ John A. Lorentz
    --------------------------------------------
    John A. Lorentz, Secretary

STATE OF ARIZONA
COUNTY OF MARICOPA

         On this 10th day of January, 1989, before me, the undersigned Notary Public, personally appeared John M. Dodds, known to me to be the President of U-Haul Co. of Montana, Inc., a Montana corporation, that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

                                /s/ Blanche I. Passolt
                                ------------------------------------------------
                                NOTARY PUBLIC

         (NOTARY SEAL)

STATE OF ARIZONA
COUNTY OF MARICOPA

         On this l0th day of January, 1989, before me, the undersigned Notary Public, personally appeared John M. Dodds, known to me to be the President of Movers World of Montana, Inc. a Montana corporation, that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

                                /s/ Blanche I. Passolt
                                ------------------------------------------------
                                NOTARY PUBLIC

         (NOTARY SEAL)

STATE OF MONTANA
OFFICE OF THE SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

FOR THE PURPOSE OF HAVING AND CONTINUOUSLY MAINTAINING A REGISTERED AGENT AT A REGISTERED OFFICE WITHIN THE STATE OF MONTANA, THE UNDERSIGNED SUBMITS THE FOLLOWING STATEMENTS OF FACT TO THE SECRETARY OF STATE:

1.       THE EXACT NAME OF THE ENTITY:

          U  HAUL CO. OF MONTANA, INC.

2.       THE STREET AND MAILING ADDRESS OF THE CURRENT REGISTERED OFFICE:

          406 FULLER AVENUE
          PO BOX 1166
          HELENA                                   MT     59624-1166

3.       THE STREET AND MAILING ADDRESS OF THE NEW REGISTERED OFFICE:

          40 W LAWRENCE STE A
          PO BOX 1166
          HELENA                                   MT     59624-1166

4.       THE NAME OF THE CURRENT REGISTERED AGENT:

          C T CORPORATION SYSTEM

5.       THE NAME OF THE NEW REGISTERED AGENT:

6. THE UNDERSIGNED FURTHER CERTIFIES THAT THE STREET ADDRESS OF THE REGISTERED OFFICE AND THE ADDRESS OF THE BUSINESS OFFICE OF THE REGISTERED AGENT, AS CHANGED, WILL BE IDENTICAL.

7. THE UNDERSIGNED FURTHER CERTIFIES THAT THE NAMED ENTITY HAS BEEN NOTIFIED OF THE CHANGE.

8. BY MY SIGNATURE, I, AS AN OFFICIAL OF THE ABOVE REGISTERED AGENT, DO CERTIFY THAT THE STATEMENTS CONTAINED THEREIN ARE TRUE, UNDER PENALTY OF LAW.

         /s/ Kenneth J. Uva                                           12/15/1997
         ---------------------------------------------------          ----------
         SIGNATURE OF AUTHORIZED PERSON                                 DATED

         KENNETH J. UVA, VICE PRESIDENT
         ---------------------------------------------------
         NAME AND TITLE OF ABOVE AUTHORIZED PERSON

                               Secretary of State
                                State of Montana

State Capitol                                         SEPTEMBER 04, 1990
Helena, Montana 59620

                      INVOLUNTARY DISSOLUTION INTENT NOTICE

U HAUL CO. OF MONTANA, INC.

C T CORPORATION SYSTEM                                Folder: 0-039772
406 FULLER AVENUE                                     Corp type: 11
PO BOX 1166                                           Date last report: 03/10/89
HELENA                          MT 59624-1166         Fees & penalty: $15.00

Dear Corporate Official:

         Montana law requires every corporation to file an annual report with accompanying fees every year. Our records show that your corporation has failed to meet this obligation. The above corporation is therefore in default and is subject to being dissolved involuntarily.

         This is your notice that I am today initiating involuntary dissolution proceedings against your corporation. This is the standard action the law requires us to take with corporations which have fallen behind in their reports and fees.

         If your records show that we are in error, or if you would like to suspend these proceedings, then please contact us within 90 days.

         All that is needed for you to get back into good standing is to submit a current annual report and pay the amount of fees and penalty listed above. To assist you in this, you will find an annual report form enclosed.

         Remember, you have only 90 days to respond. If we do not receive your report and past due fee by DECEMBER 3, 1990, we will have no choice but to order your corporation dissolved and it will no longer exist.

         If you have any questions about this notice, or if there's any other way we can assist you, please don't hesitate to contact any of us in the Business Services Bureau. You'll find our phone number listed below.

                                     Sincerely,

                                     /s/ Florence Armagost
                                     Florence Armagost
                                     Chief, Business Services Bureau

               Telephone: Business Services Bureau (406) 444-3665